Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-125930, No. 333-128036, No. 333-140111 and No. 333-152753) of Liberty Global, Inc. of our report dated June 29, 2009, pertaining to the financial statements and supplemental schedules of the Liberty Global 401(k) Savings Plan – Puerto Rico as of December 31, 2008 and 2007 and for the year ended December 31, 2008 appearing in this Annual Report on Form 11-K.

/s/    Anton Collins Mitchell LLP

Denver, Colorado

June 29, 2009